Exhibit 99.1

NEWS RELEASE	NACCO Industries, Inc.
5875 Landerbrook Drive • Suite 220 • Cleveland, Ohio 44124-4069
Tel. (440) 229-5151 • Fax (440) 229-5138

FOR FURTHER INFORMATION, CONTACT:
Christina Kmetko	For Immediate Release
(440) 229-5130	Monday, August 21, 2017

NACCO INDUSTRIES, INC. ANNOUNCES PLANS FOR CEO TRANSITION
______________________________________________________________

Cleveland, Ohio, Monday, August 21, 2017 - NACCO Industries, Inc. (NC: NYSE) announced today that upon its completion of the proposed spin-off of Hamilton Beach Brands Holding Company, which is expected to occur in the third quarter of 2017, Alfred M. Rankin, Jr., will retire as President and Chief Executive Officer of NACCO while continuing to serve as Non-Executive Chairman of the Board of Directors of NACCO. In addition, Mr. Rankin, will become Executive Chairman of Hamilton Beach Brands Holding Company following the spin-off.

Mr. Rankin, 75, has provided over 45 years of dedicated service to NACCO and its subsidiary companies, beginning as a member of North American Coal’s board in 1972, and then joining NACCO as its President and Chief Operating Officer in April 1989. He became President and Chief Executive Officer in May 1991 and assumed the Chairman role in May 1994. Under Mr. Rankin’s leadership, NACCO grew from a company with $616 million in revenues in 1988 to $3.3 billion in 2011, just prior to the spin-off of NACCO’s materials handling business in 2012.

J.C. Butler, Jr., 56, will become President and Chief Executive Officer of NACCO and will join the NACCO Board of Directors upon Mr. Rankin’s retirement. Mr. Butler will also continue to serve in his capacity as the President and Chief Executive Officer of North American Coal, a role he has held since July 2015. Mr. Butler has served as Senior Vice President - Finance, Treasurer and Chief Administrative Officer of NACCO since September 2012.

Mr. Butler joined NACCO in 1995 as Manager of Corporate Development and served as its Vice President - Corporate Development and Treasurer from January 1997 to September 2012.  Mr. Butler also served as Senior Vice President - Project Development of North American Coal from May 2008 until December 2009, and as Senior Vice President - Project Development and Administration of North American Coal from January 2010 until June 2015.

Mr. Butler received Bachelor of Science and Master of Science degrees in Agricultural Economics from Purdue University, and earned a Master's of Business Administration degree from Harvard Business School.

Gregory H. Trepp, 55, will become the President and Chief Executive Officer of Hamilton Beach Brands Holding Company and join its Board of Directors upon completion of the spin-off. He has served as President and Chief Executive Officer of Hamilton Beach Brands, Inc. and Chief Executive Officer of The Kitchen Collection, LLC since January 2010.

Mr. Trepp joined Hamilton Beach Brands in January 1996 as Director of Marketing, and has held positions of increasing responsibility within Hamilton Beach Brands and Kitchen Collection since that time.

Mr. Trepp received a Bachelor of Science degree from the University of Richmond and a Masters of Business Administration degree from the University of Connecticut.

Conference Call/Webcast
In conjunction with this news release, NACCO and Hamilton Beach Brands Holding Company will host a joint conference call and webcast later this morning, August 21, 2017, at 9:00 a.m Eastern Time to discuss the CEO transitions and spin-off. To participate in the conference call, please dial (833) 241-4258 (within the U.S.) or (647) 689-4209 (outside the U.S.), Passcode: 70490698, 10 minutes prior to the start of the call.

A live webcast of the conference call will be available over the Internet through NACCO Industries, Inc.’s website at www.nacco.com. Please allow 15 minutes to register, download and install any necessary audio software required to listen to the broadcast.

Forward-looking Statements Disclaimer
The statements contained in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Such risks and uncertainties with respect to each subsidiary's operations include, without limitation:
North American Coal: (1) the potential closure of the Liberty Mine in Mississippi, (2) changes in tax laws or regulatory requirements, including changes in mining or power plant emission regulations and health, safety or environmental legislation, (3) changes in costs related to geological conditions, repairs and maintenance, new equipment and replacement parts, fuel or other similar items, (4) regulatory actions, changes in mining permit requirements or delays in obtaining mining permits that could affect deliveries to customers, (5) weather conditions, extended power plant outages or other events that would change the level of customers' coal or limerock requirements, (6) weather or equipment problems that could affect deliveries to customers, (7) changes in the power industry that would affect demand for North American Coal's reserves, (8) changes in the costs to reclaim North American Coal mining areas, (9) costs to pursue and develop new mining opportunities, (10) changes to or termination of a long-term mining contract, or a customer default under a contract, (11) the timing and pricing of transactions to dispose of assets at the Centennial operations, (12) delays or reductions in coal deliveries at North American Coal's newer mines, and (13) increased competition, including consolidation within the industry.
Hamilton Beach Brands, Inc.: (1) changes in the sales prices, product mix or levels of consumer purchases of small electric and specialty housewares appliances, (2) changes in consumer retail and credit markets, including the increasing volume of transactions made through third-party internet sellers, (3) bankruptcy of or loss of major retail customers or suppliers, (4) changes in costs, including transportation costs, of sourced products, (5) delays in delivery of sourced products, (6) changes in or unavailability of quality or cost effective suppliers, (7) exchange rate fluctuations, changes in the import tariffs and monetary policies and other changes in the regulatory climate in the countries in which Hamilton Beach buys, operates and/or sells products, (8) product liability, regulatory actions or other litigation, warranty claims or returns of products, (9) customer acceptance of, changes in costs of, or delays in the development of n ew products, (10) increased competition, including consolidation within the industry and (11) changes mandated by federal, state and other regulation, including tax, health, safety or environmental legislation.
Kitchen Collection: (1) increased competition, including through online channels, (2) shifts in consumer shopping patterns, gasoline prices, weather conditions, the level of consumer confidence and disposable income as a result of economic conditions, unemployment rates or other events or conditions that may adversely affect the number of customers visiting Kitchen Collection® stores, (3) changes in the sales prices, product mix or levels of consumer purchases of kitchenware and small electric appliances, (4) changes in costs, including transportation costs, of inventory, (5) delays in delivery or the unavailability of inventory, (6) customer acceptance of new products, (7) the anticipated impact of the opening of new stores, the ability to renegotiate existing leases and effectively and efficiently close under-performing stores and (8) changes in the import tariffs and monetary policies and other changes in the regulatory climate in the countries in which Kitchen Collection buys, operates and/or sells products.

About NACCO Industries, Inc.
NACCO Industries, Inc., headquartered in Cleveland, Ohio, is an operating holding company with subsidiaries in the following principal industries: mining, consumer, commercial and specialty small appliances and specialty retail. The North American Coal Corporation mines coal primarily for use in power generation and provides value-added services for natural resource companies. Hamilton Beach Brands, Inc. is a leading designer, marketer and distributor of branded small electric household and specialty housewares appliances, as well as commercial products for restaurants, bars and hotels. The Kitchen Collection, LLC is a national specialty retailer of kitchenware in outlet and traditional malls throughout the United States. For more information about NACCO, visit the Company's website at www.nacco.com.